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                                                                    Exhibit 23.2


                We hereby consent to the filing of the opinion letter as Exhibit 8 to the registration statement on Form S-4, as amended (the "Registration Statement") of CBM Funding Corporation and Courtyard II Associates, L.P. and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                      /s/ HOGAN & HARTSON L.L.P.

                                                      HOGAN & HARTSON L.L.P.


May 23, 1996